Sabre reports third quarter 2018 results

•	Sabre third quarter revenue increased 7.7% to $970.3 million

•	Travel Network revenue rose 10.7%; bookings grew 7.7%

•	Airline Solutions revenue increased 1.1%

•	Hospitality Solutions revenue grew 3.1%

•	Cash provided by operating activities increased 9.2% to $194.4 million

•	Raised full-year 2018 revenue and earnings guidance

SOUTHLAKE, Texas – October 30, 2018 – Sabre Corporation ("Sabre" or the "Company") (NASDAQ: SABR) today announced financial results for the quarter ended September 30, 2018.

"Today, I am pleased to report solid third quarter results that provide continued evidence of growing momentum behind our strategic and commercial initiatives. We continue to build on our efforts of the past 18 months and are focused on growing our position as a global technology leader serving the large and growing travel industry. We benefit from a transaction-driven business model with recurring revenue driven by continued volume growth at our customers across the travel ecosystem," said Sean Menke, Sabre president and CEO. "The Sabre team is highly engaged, and I want to thank all of them for their continued effort. I'm seeing progress on all fronts, from platform development and cloud migration, to innovation and customer engagement. We are partnering closely with our customers and winning in the marketplace, as evidenced by our third quarter air booking share gain of over two points. With our third quarter outperformance and consistent expectations for the fourth quarter, we believe we are well positioned to deliver strong full-year financial results. Because of this, we are raising full-year 2018 guidance."

Q3 2018 Financial Summary

Sabre consolidated third quarter revenue increased 7.7% to $970.3 million, compared to $900.6 million in the year ago period.

Net income attributable to common stockholders totaled $73.0 million, a decrease of 19.8% from $91.0 million in the third quarter of 2017. Third quarter operating income was $136.8 million, a decrease of 22.6% from $176.8 million in the third quarter of 2017. Diluted net income attributable to common stockholders per share decreased 21.2% to $0.26 from $0.33 in the third quarter of 2017. The decrease in net income attributable to common stockholders and operating income was the result of an unfavorable comparison to the year ago quarter that included a $27.5 million settlement with the company's insurance carriers, net of tax and accrued legal and related expenses, related to litigation that was settled in 2012.

Third quarter consolidated Adjusted Operating Income was $174.0 million, a 3.5% increase from $168.1 million in the third quarter of 2017. The increase in Sabre's consolidated Adjusted Operating Income was the result of solid revenue growth and the benefits of the cost reduction and business alignment program initiated in August of 2017, partially offset by incentive expense growth, increased technology operating expenses, and higher depreciation and amortization.

For the quarter, Sabre reported Adjusted Net Income from continuing operations per share (Adjusted EPS) of $0.39, an increase of 25.8% from $0.31 per share in the third quarter of 2017. The increase in Adjusted Net Income was driven by Adjusted Operating Income growth and a lower effective tax rate.

With regards to Sabre's third quarter 2018 cash flows (versus prior year):

•	Cash provided by operating activities totaled $194.4 million (vs. $178.0 million)

•	Cash used in investing activities totaled $73.8 million (vs. $75.5 million)

•	Cash used in financing activities totaled $50.9 million (vs. $138.6 million)

•	Free Cash Flow totaled $120.6 million (vs. $102.6 million)

During the third quarter of 2018, Sabre returned $38.5 million to shareholders through its regular quarterly dividend.

Financial Highlights (in thousands, except for EPS; unaudited):	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% Change	2018	2017	% Change
Total Company:

Revenue	$970,283	$900,606	7.7	$2,943,028	$2,716,622	8.3
Operating Income	$136,763	$176,796	(22.6)	$440,997	$358,840	22.9
Net income attributable to common stockholders	$73,005	$90,989	(19.8)	$253,131	$160,441	57.8
Diluted net income attributable to common stockholders per share (EPS)	$0.26	$0.33	(21.2)	$0.91	$0.57	59.6

Adjusted Gross Profit*	$377,786	$371,232	1.8	$1,156,042	$1,140,587	1.4
Adjusted EBITDA*	$278,505	$262,926	5.9	$856,845	$821,904	4.3
Adjusted Operating Income*	$173,973	$168,105	3.5	$543,555	$551,543	(1.4)
Adjusted Net Income*	$108,972	$86,921	25.4	$332,525	$302,157	10.1
Adjusted EPS*	$0.39	$0.31	25.8	$1.20	$1.08	11.1

Cash provided by operating activities	$194,354	$178,030	9.2	$536,193	$455,906	17.6
Cash used in investing activities	$(73,778)	$(75,542)	(2.3)	$(205,664)	$(242,952)	(15.3)
Cash used in financing activities	$(50,884)	$(138,624)	(63.3)	$(252,409)	$(300,936)	(16.1)

Free Cash Flow*	$120,576	$102,629	17.5	$330,529	$213,095	55.1

Net Debt (total debt, less cash)	$3,002,850	$3,234,865
Net Debt / LTM Adjusted EBITDA*	2.7x	3.0x

Travel Network:

Revenue	$700,196	$632,349	10.7	$2,141,017	$1,931,441	10.9
Transaction Revenue	$655,354	$588,991	11.3	$2,012,016	$1,799,785	11.8
Other Revenue	$44,842	$43,358	3.4	$129,001	$131,656	(2.0)
Operating Income	$182,200	$171,741	6.1	$587,925	$582,652	0.9

Adjusted Operating Income*	$182,533	$172,098	6.1	$590,380	$584,420	1.0

Total Bookings	139,851	129,799	7.7	431,500	403,412	7.0
Air Bookings	123,233	114,259	7.9	380,748	356,478	6.8
Lodging, Ground and Sea Bookings	16,618	15,540	6.9	50,752	46,934	8.1

Air Bookings Share	38.6%	36.5%		37.6%	36.4%

Airline Solutions:

Revenue	$209,388	$207,121	1.1	$620,813	$610,608	1.7
Operating Income	$28,505	$39,574	(28.0)	$82,030	$94,533	(13.2)

Adjusted Operating Income*	$28,505	$39,574	(28.0)	$82,030	$94,533	(13.2)

Passengers Boarded	198,063	186,887	6.0	568,405	599,097	(5.1)

Hospitality Solutions:

Revenue	$69,911	$67,802	3.1	$206,353	$194,071	6.3
Operating Income	$5,826	$5,150	13.1	$9,927	$7,021	41.4

Adjusted Operating Income*	$5,826	$5,150	13.1	$9,927	$7,021	41.4

Central Reservation System Transactions	26,701	N/A	N/A	66,219	N/A	N/A

*Indicates non-GAAP financial measure; see descriptions and reconciliations below

Travel Network

Third quarter 2018 highlights (versus prior year):

•	Travel Network revenue increased 10.7% to $700.2 million.

•	Global bookings increased 7.7% in the quarter, supported by an increase of 17.8% in Asia-Pacific, an 8.0% increase in North America and growth of 3.7% in EMEA. Latin American bookings declined 6.3%.

•	Global air bookings share was 38.6%, an increase of 2.1 points from the year-ago period.

•	Operating income increased 6.1% to $182.2 million, and operating income margin was 26.0%.

•	Adjusted Operating Income increased 6.1% to $182.5 million, and Adjusted Operating Income Margin was 26.1%.

•
Operating income and Adjusted Operating Income were supported by strong revenue growth and the benefits of the cost reduction and business alignment program initiated in August of 2017, partially offset by increased incentive and technology expenses, and higher depreciation and amortization.

Airline Solutions

Third quarter 2018 highlights (versus prior year):

•
Airline Solutions revenue increased 1.1% to $209.4 million. AirVision and AirCentre commercial and operations revenue increased mid-single digits. SabreSonic reservation revenue was consistent with the year-ago period, with the completion of the SabreSonic reservation system implementation at LATAM Airlines and passengers boarded growth on a consistent carrier basis substantially offset by reduction in SabreSonic services revenue. Discrete professional services revenue also declined modestly.

•
The net year-over-year impact of adopting ASC 606 drove a $2.4 million increase in revenue in the quarter. This includes $12.5 million of upfront revenue recognition from new license fee implementations and renewals.

•	Airline passengers boarded increased 6.0% in the quarter, driven by 1.4% growth on a consistent carrier basis and the completion of the SabreSonic reservation system implementation at LATAM.

•	Operating income and Adjusted Operating Income decreased 28.0% to $28.5 million. Operating income margin and Adjusted Operating Income Margin were 13.6%.

•	The decline in operating income and Adjusted Operating Income was driven by increased technology expense and higher depreciation and amortization, partially offset by revenue growth and the benefits of the cost reduction and business alignment program initiated in August of 2017.

Hospitality Solutions

Third quarter 2018 highlights (versus prior year):

•
Hospitality Solutions revenue increased 3.1% to $69.9 million. Contributing to the rise in revenue was high single digit growth in SynXis software and services revenue due to growth in central reservations system transactions, partially offset by a decline in project-based digital marketing services revenue.

•	Central reservation system transactions totaled 26.7 million.

•	Operating income and Adjusted Operating Income increased 13.1% to $5.8 million. Operating income margin and Adjusted Operating Income Margin were 8.3%.

•
The increase in operating income and Adjusted Operating Income was driven by revenue growth, including a mix shift toward higher margin revenue, and benefits of the cost reduction and business alignment program initiated in August of 2017.

Business Outlook and Financial Guidance

With respect to the 2018 guidance below, full-year Adjusted EBITDA guidance consists of Adjusted Operating Income guidance adjusted for the impact of depreciation and amortization of property and equipment, amortization of capitalized implementation costs and amortization of upfront incentive consideration of approximately $420 million.

Full-year Adjusted Operating Income guidance consists of Adjusted Net Income guidance adjusted for the impact of interest expense, net of approximately $155 million and provision for income taxes less tax impact of net income adjustments of approximately $125 million.

Full-year Adjusted Net Income guidance consists of full-year expected net income attributable to common stockholders adjusted for the estimated impact of income from discontinued operations, net of tax, of approximately $5 million; net income attributable to noncontrolling interests of approximately $5 million; acquisition-related amortization of approximately $70 million; stock-based compensation expense of approximately $60 million; other costs including litigation, other foreign non-income tax matters and foreign exchange gains and losses of $20 million; and the tax benefit of the above adjustments of approximately $40 million. Full-year Adjusted EPS guidance consists of Adjusted Net Income divided by the projected weighted-average diluted common share count for the full year of approximately 278 million.

Full-year Free Cash Flow guidance consists of expected full-year cash provided by operating activities of $715 million to $735 million adjusted for additions to property and equipment of $290 million to $310 million.

Full-Year 2018 Guidance

Sabre raised full-year 2018 guidance for revenue, Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS. Sabre's full-year 2018 guidance is summarized as follows:

	Range	Growth Rate
($ millions, except EPS)
Revenue	$3,850M - $3,880M	7% - 8%

Adjusted EBITDA	$1,110M - $1,130M	3% - 5%

Adjusted Operating Income	$695M - $705M	(2%) - 0%

Adjusted Net Income	$415M - $425M	6% - 9%

Adjusted EPS	$1.49 - $1.54	6% - 10%

Capital Expenditures (GAAP)	$290M - $310M	(8%) - (2%)

Free Cash Flow	Approximately $425M	Approximately 18%

The 2018 guidance above incorporates the expected impact of Sabre's adoption of the revenue recognition standard ASC 606, as well as the expected impact of U.S. tax reform. The estimated impact of U.S. tax reform is preliminary and subject to finalization, and consequently the actual impact may differ materially.

Conference Call

Sabre will conduct its third quarter 2018 investor conference call today at 9:00 a.m. ET. The live webcast and accompanying slide presentation can be accessed via the Investor Relations section of our website, investors.sabre.com. A replay of the event will be available on the website for at least 90 days following the event.

About Sabre

Sabre Corporation is the leading technology provider to the global travel industry. Sabre’s software, data, mobile and distribution solutions are used by hundreds of airlines and thousands of hotel properties to manage critical operations, including passenger and guest reservations, revenue management, flight, network and crew management. Sabre also operates a leading global travel marketplace, which processes more than US$120 billion of global travel spend annually by connecting travel buyers and suppliers. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, investors.sabre.com. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, a file of supplemental financial information will be available on the Investor Relations section of our website, investors.sabre.com.

Industry Data

This release contains industry data, forecasts and other information that we obtained from industry publications and surveys, public filings and internal company sources, and there can be no assurance as to the accuracy or completeness of the included information. Statements as to our ranking, market position, bookings share and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s estimates and assumptions about our markets and our internal research. We have not independently verified this third-party information nor have we ascertained the underlying economic assumptions relied upon in those sources, and we cannot assure you of the accuracy or completeness of this information.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Income (Loss), Adjusted Net Income from continuing operations ("Adjusted Net Income"), Adjusted EBITDA, Adjusted Net Income from continuing operations per share ("Adjusted EPS"), Free Cash Flow, and the ratios based on these financial measures. In addition, we provide certain forward guidance with respect to Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income, Adjusted EPS and Free Cash Flow. We are unable to provide this forward guidance on a GAAP basis without unreasonable effort; however, see "Business Outlook and Financial Guidance" for additional information including estimates of certain components of the non-GAAP adjustments contained in the guidance.

We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See “Non-GAAP Financial Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for Non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Forward-looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as "guidance," "evidence," "momentum," "progress," "expect," "believe," "position," "outlook," "estimate," "preliminary," "anticipate," "will," "project," “may,” “should,” “would,” “intend," “potential” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, the recurring nature of revenue streams, maintenance of the integrity of our systems and infrastructure and the effect of any security breaches, reliance on third parties to provide information technology services, implementation of software solutions, exposure to pricing pressure in the Travel Network business, the implementation and effects of new or renewed agreements, the effects of the implementation of new accounting standards, travel suppliers' usage of alternative distribution models, failure to adapt to technological advancements, competition in the travel distribution market and solutions market, the implementation and results of our cost reduction and business alignment program, dependence on establishing, maintaining and renewing contracts with customers and other counterparties and collecting amounts due to us under these agreements, dependence on relationships with travel buyers, changes affecting travel supplier customers, our ability to recruit, train and retain employees, including our key executive officers and technical employees, our collection, processing, storage, use and transmission of personal data and risks associated with PCI compliance, adverse global and regional economic and political conditions, including, but not limited to, economic conditions in countries or regions with traditionally high levels of exports to China or that have commodities-based economies and the effect of "Brexit" and uncertainty due to related negotiations, risks arising from global operations, reliance on the value of our brands, the effects of litigation, failure to comply with regulations, use of third-party distributor partners, the financial and business effects of acquisitions, including integration of these acquisitions, and tax-related matters, including the effect of the Tax Cuts and Jobs Act. More information about potential risks and uncertainties that could affect our business and results of operations is included in the "Risk Factors" section in our Quarterly Report on Form 10-Q filed with the SEC on July 31, 2018, in the "Risk Factors" and “Forward-Looking Statements” sections in our Annual Report on Form 10-K filed with the SEC on February 16, 2018 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Contacts:

Media	Investors
Tim Enstice	Barry Sievert
+1-682-605-6162	sabre.investorrelations@sabre.com
tim.enstice@sabre.com

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$970,283	$900,606	$2,943,028	$2,716,622
Cost of revenue	703,368	631,970	2,117,984	1,882,623
Selling, general and administrative	130,152	91,840	384,047	383,137
Impairment and related charges	—	—	—	92,022
Operating income	136,763	176,796	440,997	358,840
Other income (expense):
Interest expense, net	(39,291)	(38,919)	(116,809)	(116,577)
Loss on extinguishment of debt	—	(1,012)	(633)	(1,012)
Joint venture equity income	333	357	2,455	1,768
Other, net	(1,905)	(3,802)	(10,746)	(19,788)
Total other expense, net	(40,863)	(43,376)	(125,733)	(135,609)
Income from continuing operations before income taxes	95,900	133,420	315,264	223,231
Provision for income taxes	25,021	40,595	61,371	56,836
Income from continuing operations	70,879	92,825	253,893	166,395
Income (loss) from discontinued operations, net of tax	3,664	(529)	3,217	(2,228)
Net income	74,543	92,296	257,110	164,167
Net income attributable to noncontrolling interests	1,538	1,307	3,979	3,726
Net income attributable to common stockholders	$73,005	$90,989	$253,131	$160,441

Basic net income per share attributable to common stockholders:
Income from continuing operations	$0.25	$0.33	$0.91	$0.59
Income (loss) from discontinued operations	0.01	—	0.01	(0.01)
Net income per common share	$0.26	$0.33	$0.92	$0.58
Diluted net income per share attributable to common stockholders:
Income from continuing operations	$0.25	$0.33	$0.90	$0.58
Income (loss) from discontinued operations	0.01	—	0.01	(0.01)
Net income per common share	$0.26	$0.33	$0.91	$0.57
Weighted-average common shares outstanding:
Basic	275,175	277,477	275,205	277,754
Diluted	277,528	278,369	276,819	279,648

Dividends per common share	$0.14	$0.14	$0.42	$0.42

SABRE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$444,321	$361,381
Accounts receivable, net	589,858	490,558
Prepaid expenses and other current assets	170,110	108,753
Total current assets	1,204,289	960,692
Property and equipment, net of accumulated depreciation of $1,452,558 and $1,236,523	788,030	799,194
Investments in joint ventures	28,683	27,527
Goodwill	2,552,572	2,554,987
Acquired customer relationships, net of accumulated amortization of $706,049 and $687,072	330,528	351,034
Other intangible assets, net of accumulated amortization of $626,713 and $594,015	299,611	332,171
Deferred income taxes	30,347	31,817
Other assets, net	634,422	591,942
Total assets	$5,868,482	$5,649,364

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$158,788	$162,755
Accrued compensation and related benefits	95,625	112,343
Accrued subscriber incentives	327,371	271,200
Deferred revenues	104,366	110,532
Other accrued liabilities	207,694	198,353
Current portion of debt	64,225	57,138
Tax Receivable Agreement	94,113	59,826
Total current liabilities	1,052,182	972,147
Deferred income taxes	200,767	99,801
Other noncurrent liabilities	322,002	480,185
Long-term debt	3,355,596	3,398,731

Stockholders’ equity
Common Stock: $0.01 par value; 450,000 authorized shares; 291,579 and 289,138 shares issued, 275,294 and 274,342 shares outstanding at September 30, 2018 and December 31, 2017, respectively	2,916	2,891
Additional paid-in capital	2,227,682	2,174,187
Treasury Stock, at cost, 16,285 and 14,796 shares at September 30, 2018 and December 31, 2017, respectively	(377,341)	(341,846)
Retained deficit	(814,446)	(1,053,446)
Accumulated other comprehensive loss	(107,146)	(88,484)
Noncontrolling interest	6,270	5,198
Total stockholders’ equity	937,935	698,500
Total liabilities and stockholders’ equity	$5,868,482	$5,649,364

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2018	2017
Operating Activities
Net income	$257,110	$164,167
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	307,551	295,729
Deferred income taxes	74,263	8,340
Amortization of upfront incentive consideration	57,324	50,298
Stock-based compensation expense	41,445	34,413
Allowance for doubtful accounts	7,433	7,879
(Income) loss from discontinued operations	(3,217)	2,228
Amortization of debt issuance costs	2,988	4,916
Joint venture equity income	(2,455)	(1,768)
Dividends received from joint venture investments	1,193	1,088
Loss on extinguishment of debt	633	1,012
Debt modification costs	1,558	14,758
Impairment and related charges	—	92,022
Other	5,146	10,680
Changes in operating assets and liabilities:
Accounts and other receivables	(114,043)	(188,021)
Prepaid expenses and other current assets	3,417	518
Capitalized implementation costs	(29,781)	(47,968)
Upfront incentive consideration	(67,697)	(61,087)
Other assets	(18,989)	(20,957)
Accrued compensation and related benefits	(31,308)	2,161
Accounts payable and other accrued liabilities	234	53,444
Deferred revenue including upfront solution fees	43,388	32,054
Cash provided by operating activities	536,193	455,906
Investing Activities
Additions to property and equipment	(205,664)	(242,811)
Other investing activities	—	(141)
Cash used in investing activities	(205,664)	(242,952)
Financing Activities
Cash dividends paid to common stockholders	(115,557)	(116,474)
Payments on Tax Receivable Agreement	(58,908)	(99,241)
Payments on borrowings from lenders	(35,483)	(1,868,655)
Repurchase of common stock	(26,281)	(97,671)
Net receipts on the settlement of equity-based awards	2,758	11,466
Debt issuance and modification costs	(1,567)	(19,052)
Proceeds of borrowings from lenders	—	1,897,625
Other financing activities	(17,371)	(8,934)
Cash used in financing activities	(252,409)	(300,936)
Cash Flows from Discontinued Operations
Cash provided by (used in) operating activities	633	(3,636)
Cash provided by (used in) discontinued operations	633	(3,636)
Effect of exchange rate changes on cash and cash equivalents	4,187	(4,228)
Increase (decrease) in cash and cash equivalents	82,940	(95,846)
Cash and cash equivalents at beginning of period	361,381	364,114
Cash and cash equivalents at end of period	$444,321	$268,268

Tabular Reconciliations for Non-GAAP Measures
(In thousands, except per share amounts; unaudited)

Reconciliation of net income attributable to common stockholders to Adjusted Net Income, Adjusted EBITDA and Adjusted Operating Income:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income attributable to common stockholders	$73,005	$90,989	$253,131	$160,441
(Income) loss from discontinued operations, net of tax	(3,664)	529	(3,217)	2,228
Net income attributable to noncontrolling interests(1)	1,538	1,307	3,979	3,726
Income from continuing operations	70,879	92,825	253,893	166,395
Adjustments:
Acquisition-related amortization(2a)	16,407	20,226	51,585	75,666
Impairment and related charges(6)	—	—	—	92,022
Loss on extinguishment of debt	—	1,012	633	1,012
Other, net(4)	1,905	3,802	10,746	19,788
Restructuring and other costs(7)	—	—	—	25,304
Litigation costs (reimbursements), net(5)	5,225	(40,929)	7,073	(36,470)
Stock-based compensation	15,245	11,655	41,445	34,413
Tax impact of net income adjustments	(689)	(1,670)	(32,850)	(75,973)
Adjusted Net Income from continuing operations	$108,972	$86,921	$332,525	$302,157
Adjusted Net Income from continuing operations per share	$0.39	$0.31	$1.20	$1.08
Diluted weighted-average common shares outstanding	277,528	278,369	276,819	279,648

Adjusted Net Income from continuing operations	$108,972	$86,921	$332,525	$302,157
Adjustments:
Depreciation and amortization of property and equipment(2b)	76,226	66,332	225,649	191,442
Amortization of capitalized implementation costs(2c)	10,099	10,484	30,317	28,621
Amortization of upfront incentive consideration(3)	18,207	18,005	57,324	50,298
Interest expense, net	39,291	38,919	116,809	116,577
Remaining provision for income taxes	25,710	42,265	94,221	132,809
Adjusted EBITDA	$278,505	$262,926	$856,845	$821,904
Less:
Depreciation and amortization(2)	102,732	97,042	$307,551	$295,729
Amortization of upfront incentive consideration(3)	18,207	18,005	$57,324	$50,298
Acquisition-related amortization(2a)	(16,407)	(20,226)	$(51,585)	$(75,666)
Adjusted Operating Income	$173,973	$168,105	$543,555	$551,543

Reconciliation of Free Cash Flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Cash provided by operating activities	$194,354	$178,030	$536,193	$455,906
Cash used in investing activities	(73,778)	(75,542)	(205,664)	(242,952)
Cash used in financing activities	(50,884)	(138,624)	(252,409)	(300,936)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Cash provided by operating activities	$194,354	$178,030	$536,193	$455,906
Additions to property and equipment	(73,778)	(75,401)	(205,664)	(242,811)
Free Cash Flow	$120,576	$102,629	330,529	213,095

Reconciliation of Net Income to LTM Adjusted EBITDA (for Net Debt Ratio):

	Three Months Ended
	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	LTM
Net income attributable to common stockholders	$82,090	$87,880	$92,246	$73,005	$335,221
(Income) loss from discontinued operations, net of tax	(296)	1,207	(760)	(3,664)	(3,513)
Net income attributable to noncontrolling interests(1)	1,387	1,362	1,079	1,538	5,366
Income from continuing operations	83,181	90,449	92,565	70,879	337,074
Adjustments:
Acquisition-related amortization(2a)	20,194	17,590	17,588	16,407	71,779
Impairment and related charges(6)	(10,910)	—	—	—	(10,910)
Loss on extinguishment of debt	—	633	—	—	633
Other, net(4)	(56,318)	1,106	7,735	1,905	(45,572)
Restructuring and other costs(7)	(1,329)	—	—	—	(1,329)
Litigation costs, net(5)	963	828	1,020	5,225	8,036
Stock-based compensation	10,276	12,606	13,594	15,245	51,721
Depreciation and amortization of property and equipment(2b)	73,438	74,463	74,960	76,226	299,087
Amortization of capitalized implementation costs(2c)	11,510	9,823	10,395	10,099	41,827
Amortization of upfront incentive consideration(3)	17,113	19,456	19,661	18,207	74,437
Interest expense, net	37,348	38,109	39,409	39,291	154,157
Provision for income taxes	71,201	36,275	75	25,021	132,572
Adjusted EBITDA	$256,667	$301,338	$277,002	$278,505	$1,113,512

Net Debt (total debt, less cash)					$3,002,850
Net Debt / LTM Adjusted EBITDA					2.7x

	Three Months Ended
	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	LTM
Net income (loss) attributable to common stockholders	$24,561	$75,939	$(6,487)	$90,989	$185,002
Loss from discontinued operations, net of tax	5,309	477	1,222	529	7,537
Net income attributable to noncontrolling interests(1)	1,150	1,306	1,113	1,307	4,876
Income (loss) from continuing operations	31,020	77,722	(4,152)	92,825	197,415
Adjustments:
Acquisition-related amortization(2a)	35,847	35,181	20,259	20,226	111,513
Impairment and related charges(6)	—	—	92,022	—	92,022
Loss on extinguishment of debt	—	—	—	1,012	1,012
Other, net(4)	(23,100)	15,234	752	3,802	(3,312)
Restructuring and other costs(7)	16,463	—	25,304	—	41,767
Acquisition-related costs(8)	65	—	—	—	65
Litigation costs (reimbursements), net(5)	41,906	3,501	958	(40,929)	5,436
Stock-based compensation	12,512	8,034	14,724	11,655	46,925
Depreciation and amortization of property and equipment(2b)	65,153	61,300	63,810	66,332	256,595
Amortization of capitalized implementation costs(2c)	9,030	9,189	8,948	10,484	37,651
Amortization of upfront incentive consideration(3)	12,352	16,132	16,161	18,005	62,650
Interest expense, net	41,837	39,561	38,097	38,919	158,414
Provision (benefit) for income taxes	6,740	31,707	(15,466)	40,595	63,576
Adjusted EBITDA	$249,825	$297,561	$261,417	$262,926	$1,071,729

Net Debt (total debt, less cash)					$3,234,865
Net Debt / LTM Adjusted EBITDA					3.0x

Reconciliation of operating income (loss) to Adjusted Gross Profit, Adjusted EBITDA and Adjusted Operating Income (Loss) by business segment:

	Three Months Ended September 30, 2018
	Travel Network	Airline Solutions	Hospitality Solutions	Corporate	Total
Operating income (loss)	$182,200	$28,505	$5,826	$(79,768)	$136,763
Add back:
Selling, general and administrative	41,633	18,710	7,844	61,965	130,152
Cost of revenue adjustments:
Depreciation and amortization(2)	26,564	43,213	9,399	6,376	85,552
Amortization of upfront incentive consideration(3)	18,207	—	—	—	18,207
Stock-based compensation	—	—	—	7,112	7,112
Adjusted Gross Profit	268,604	90,428	23,069	(4,315)	377,786
Selling, general and administrative	(41,633)	(18,710)	(7,844)	(61,965)	(130,152)
Joint venture equity income	333	—	—	—	333
Selling, general and administrative adjustments:
Depreciation and amortization(2)	2,679	2,376	891	11,234	17,180
Litigation costs(5)	—	—	—	5,225	5,225
Stock-based compensation	—	—	—	8,133	8,133
Adjusted EBITDA	229,983	74,094	16,116	(41,688)	278,505
Less:
Depreciation and amortization(2)	29,243	45,589	10,290	17,610	102,732
Amortization of upfront incentive consideration(3)	18,207	—	—	—	18,207
Acquisition-related amortization(2a)	—	—	—	(16,407)	(16,407)
Adjusted Operating Income (Loss)	$182,533	$28,505	$5,826	$(42,891)	$173,973

Operating income margin	26.0%	13.6%	8.3%	NM	14.1%
Adjusted Operating Income Margin	26.1%	13.6%	8.3%	NM	17.9%

	Three Months Ended September 30, 2017
	Travel Network	Airline Solutions	Hospitality Solutions	Corporate	Total
Operating income (loss)	$171,741	$39,574	$5,150	$(39,669)	$176,796
Add back:
Selling, general and administrative	42,460	20,151	12,596	16,633	91,840
Cost of revenue adjustments:
Depreciation and amortization(2)	23,223	38,588	7,709	10,456	79,976
Amortization of upfront incentive consideration(3)	18,005	—	—	—	18,005
Stock-based compensation	—	—	—	4,615	4,615
Adjusted Gross Profit	255,429	98,313	25,455	(7,965)	371,232
Selling, general and administrative	(42,460)	(20,151)	(12,596)	(16,633)	(91,840)
Joint venture equity income	357	—	—	—	357
Selling, general and administrative adjustments:
Depreciation and amortization(2)	3,161	2,199	383	11,323	17,066
Litigation reimbursements(5)	—	—	—	(40,929)	(40,929)
Stock-based compensation	—	—	—	7,040	7,040
Adjusted EBITDA	216,487	80,361	13,242	(47,164)	262,926
Less:
Depreciation and amortization(2)	26,384	40,787	8,092	21,779	97,042
Amortization of upfront incentive consideration(3)	18,005	—	—	—	18,005
Acquisition-related amortization(2a)	—	—	—	(20,226)	(20,226)
Adjusted Operating Income (Loss)	$172,098	$39,574	$5,150	$(48,717)	$168,105

Operating income margin	27.2%	19.1%	7.6%	NM	19.6%
Adjusted Operating Income Margin	27.2%	19.1%	7.6%	NM	18.7%

	Nine Months Ended September 30, 2018
	Travel Network	Airline Solutions	Hospitality Solutions	Corporate	Total
Operating income (loss)	$587,925	$82,030	$9,927	$(238,885)	$440,997
Add back:
Selling, general and administrative	117,604	55,494	25,303	185,646	384,047
Cost of revenue adjustments:
Depreciation and amortization(2)	79,506	126,926	26,735	21,323	254,490
Amortization of upfront incentive consideration(3)	57,324	—	—	—	57,324
Stock-based compensation	—	—	—	19,184	19,184
Adjusted Gross Profit	842,359	264,450	61,965	(12,732)	1,156,042
Selling, general and administrative	(117,604)	(55,494)	(25,303)	(185,646)	(384,047)
Joint venture equity income	2,455	—	—	—	2,455
Selling, general and administrative adjustments:
Depreciation and amortization(2)	8,459	8,673	2,168	33,761	53,061
Litigation costs(5)	—	—	—	7,073	7,073
Stock-based compensation	—	—	—	22,261	22,261
Adjusted EBITDA	735,669	217,629	38,830	(135,283)	856,845
Less:
Depreciation and amortization(2)	87,965	135,599	28,903	55,084	307,551
Amortization of upfront incentive consideration(3)	57,324	—	—	—	57,324
Acquisition-related amortization(2a)	—	—	—	(51,585)	(51,585)
Adjusted Operating Income (Loss)	$590,380	$82,030	$9,927	$(138,782)	$543,555

Operating income margin	27.5%	13.2%	4.8%	NM	15.0%
Adjusted Operating Income Margin	27.6%	13.2%	4.8%	NM	18.5%

	Nine Months Ended September 30, 2017
	Travel Network	Airline Solutions	Hospitality Solutions	Corporate	Total
Operating income (loss)	$582,652	$94,533	$7,021	$(325,366)	$358,840
Add back:
Selling, general and administrative	120,297	61,266	37,003	164,571	383,137
Impairment and related charges(6)	—	—	—	92,022	92,022
Cost of revenue adjustments:
Depreciation and amortization(2)	69,642	109,210	22,028	28,808	229,688
Amortization of upfront incentive consideration(3)	50,298	—	—	—	50,298
Restructuring and other costs(7)	—	—	—	12,976	12,976
Stock-based compensation	—	—	—	13,626	13,626
Adjusted Gross Profit	822,889	265,009	66,052	(13,363)	1,140,587
Selling, general and administrative	(120,297)	(61,266)	(37,003)	(164,571)	(383,137)
Joint venture equity income	1,768	—	—	—	1,768
Selling, general and administrative adjustments:
Depreciation and amortization(2)	9,617	6,586	1,038	48,800	66,041
Restructuring and other costs(7)	—	—	—	12,328	12,328
Litigation reimbursements(5)	—	—	—	(36,470)	(36,470)
Stock-based compensation	—	—	—	20,787	20,787
Adjusted EBITDA	713,977	210,329	30,087	(132,489)	821,904
Less:
Depreciation and amortization(2)	79,259	115,796	23,066	77,608	295,729
Amortization of upfront incentive consideration(3)	50,298	—	—	—	50,298
Acquisition-related amortization(2a)	—	—	—	(75,666)	(75,666)
Adjusted Operating Income (Loss)	$584,420	$94,533	$7,021	$(134,431)	$551,543

Operating income margin	30.2%	15.5%	3.6%	NM	13.2%
Adjusted Operating Income Margin	30.3%	15.5%	3.6%	NM	20.3%

Non-GAAP Financial Measures

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Income (Loss), Adjusted Net Income from continuing operations ("Adjusted Net Income"), Adjusted EBITDA, Adjusted EPS, Free Cash Flow and ratios based on these financial measures.

We define Adjusted Gross Profit as operating income (loss) adjusted for selling, general and administrative expenses, impairment and related charges, amortization of upfront incentive consideration, the cost of revenue portion of depreciation and amortization, restructuring and other costs, and stock-based compensation included in cost of revenue.

We define Adjusted Operating Income (Loss) as operating income (loss) adjusted for joint venture equity income, impairment and related charges, acquisition-related amortization, restructuring and other costs, litigation costs (reimbursements), net, and stock-based compensation.

We define Adjusted Net Income as net income (loss) attributable to common stockholders adjusted for (income) loss from discontinued operations, net of tax, net income attributable to noncontrolling interests, acquisition-related amortization, impairment and related charges, loss on extinguishment of debt, other, net, restructuring and other costs, litigation costs (reimbursements), net, stock-based compensation and the tax impact of net income adjustments.

We define Adjusted EBITDA as Adjusted Net Income adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, amortization of upfront incentive consideration, interest expense, net, and remaining provision for income taxes.

We define Adjusted EPS as Adjusted Net Income divided by diluted weighted-average common shares outstanding.

We define Free Cash Flow as cash provided by operating activities less cash used in additions to property and equipment.

These non-GAAP financial measures are key metrics used by management and our board of directors to monitor our ongoing core operations because historical results have been significantly impacted by events that are unrelated to our core operations as a result of changes to our business and the regulatory environment. We believe that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate our ability to service debt obligations, fund capital expenditures and meet working capital requirements. We also believe that Adjusted Gross Profit, Adjusted Operating Income (Loss), Adjusted Net Income, Adjusted EBITDA and Adjusted EPS assist investors in company-to-company and period-to-period comparisons by excluding differences caused by variations in capital structures (affecting interest expense), tax positions and the impact of depreciation and amortization expense. In addition, amounts derived from Adjusted EBITDA are a primary component of certain covenants under our senior secured credit facilities.

Adjusted Gross Profit, Adjusted Operating Income (Loss), Adjusted Net Income, Adjusted EBITDA, Adjusted EPS, Free Cash Flow and ratios based on these financial measures are not recognized terms under GAAP. These non-GAAP financial measures and ratios based on them have important limitations as analytical tools, and should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. These non-GAAP financial measures and ratios based on them exclude some, but not all, items that affect net income or cash flows from operating activities and these measures may vary among companies. Our use of these measures has limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

•	these non-GAAP financial measures exclude certain recurring, non-cash charges such as stock-based compensation expense and amortization of acquired intangible assets;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted Gross Profit and Adjusted EBITDA do not reflect cash requirements for such replacements;

•	Adjusted Operating Income (Loss), Adjusted Net Income and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;

•
Free Cash Flow removes the impact of accrual-basis accounting on asset accounts and non-debt liability accounts, and does not reflect the cash requirements necessary to service the principal payments on our indebtedness; and

•
other companies, including companies in our industry, may calculate Adjusted Gross Profit, Adjusted Operating Income (Loss), Adjusted Net Income, Adjusted EBITDA, Adjusted EPS or Free Cash Flow differently, which reduces their usefulness as comparative measures.

Non-GAAP Footnotes

(1)
Net income attributable to noncontrolling interests represents an adjustment to include earnings allocated to noncontrolling interests held in (i) Sabre Travel Network Middle East of 40%, (ii) Sabre Seyahat Dagitim Sistemleri A.S. of 40%, (iii) Abacus International Lanka Pte Ltd of 40%, and (iv) Sabre Bulgaria of 40% beginning in November 2017.

(2)	Depreciation and amortization expenses:
a. Acquisition-related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date and amortization of the excess basis in our underlying equity in joint ventures.
b. Depreciation and amortization of property and equipment includes software developed for internal use.
c. Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model.

(3)
Our Travel Network business at times provides upfront incentive consideration to travel agency subscribers at the inception or modification of a service contract, which are capitalized and amortized to cost of revenue over an average expected life of the service contract, generally over three to five years. This consideration is made with the objective of increasing the number of clients or to ensure or improve customer loyalty. These service contract terms are established such that the supplier and other fees generated over the life of the contract will exceed the cost of the incentive consideration provided upfront. These service contracts with travel agency subscribers require that the customer commit to achieving certain economic objectives and generally have terms requiring repayment of the upfront incentive consideration if those objectives are not met.

(4)
In the fourth quarter of 2017, other, net includes a benefit of $60 million due to a reduction to our liability under the tax receivable agreement ("TRA") primarily due to a provisional adjustment resulting from the enactment of the Tax Cuts and Jobs Act ("TCJA") which reduced the U.S. corporate income tax rate. In the first quarter of 2017, we recognized a $12 million loss in other, net related to debt modification costs associated with a debt refinancing. In the fourth quarter of 2016, we recognized a gain of $15 million from the sale of our available-for-sale marketable securities. In addition, other, net includes foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(5)
Litigation costs (reimbursements), net represent charges and legal fee reimbursements associated with antitrust and other foreign non-income tax contingency matters. In the third quarter of 2018, we recorded a $5 million accrual related to penalties and interest for certain non-income tax claims for historical periods regarding permanent establishment in a foreign jurisdiction. In the third quarter of 2017, we recorded a $43 million reimbursement, net of accrued legal and related expenses, from a settlement with our insurance carriers with respect to the American Airlines litigation. In the fourth quarter of 2016, we recorded an accrual of $32 million representing the trebling of the jury award plus our estimate of attorneys' fees, expenses and costs in the US Airways litigation.

(6)
In the second quarter of 2017, we recorded an impairment charge of $92 million associated with net capitalized contract costs related to an Airline Solutions' customer based on our analysis of the recoverability of such amounts. In the fourth quarter of 2017, we recorded an $11 million adjustment to this charge.

(7)
Restructuring and other costs represent charges associated with business restructuring and associated changes implemented which resulted in severance benefits related to employee terminations, integration and facility opening or closing costs and other business reorganization costs. In the second quarter of 2017, we recorded a $25 million charge associated with an announced action to reduce our workforce. In the fourth quarter of 2016, we recorded a $20 million charge associated with an announced action to reduce our workforce. These reductions aligned our operations with business needs and implemented an ongoing cost and organizational structure consistent with our expected growth needs and opportunities.

(8)	Acquisition-related costs represent fees and expenses incurred associated with the acquisition of the Trust Group and Airpas Aviation.